Exhibit 10.HH.1
AMENDMENT NO. 1 TO THE
EL PASO CORPORATION
2005 OMNIBUS INCENTIVE COMPENSATION PLAN
      WHEREAS, El Paso Corporation (the “Company”) maintains the El Paso Corporation 2005 Omnibus Incentive Compensation Plan (the “Plan”);
      WHEREAS, pursuant to Section 19.1 of the Plan, the Board of Directors or the “Plan Administrator” (as defined in the Plan) may from time to time make such amendments to the Plan as either of them may deem proper and in the best interests of the Company;
      WHEREAS, by Resolution of the Company’s Board of Directors dated December 2, 2005, the Board of Directors delegated to the undersigned officer the right to take any action with respect to employee benefit plans of the Company that are subject to Section 409A of the Internal Revenue Code of 1986, as amended, to cause such plans either not to be subject to, or to comply with, the provisions of Section 409A;
      WHEREAS, it is intended hereby to amend the Plan in accordance with such Resolution;
      NOW, THEREFORE, in accordance with the Resolution of the Board of Directors dated December 2, 2005, the Plan is hereby amended as follows:
      1. Section 11.4 is hereby amended by deleting the last sentence of the first paragraph thereof and replacing such sentence with the following:

“In the absence of an election by the Participant pursuant to Section 11.5, the Incentive Award shall be paid not later than December 31 of the calendar year in which the foregoing determinations have been made as follows.”
      2. Section 18 of the Plan is hereby amended as follows:

(a) The heading of Section 18 of the Plan is hereby deleted and replaced with the following:

“SECTION 18 COMPLIANCE WITH RULE 16b-3, SECTION 162(m) AND SECTION 409A”

(b) The paragraph that currently constitutes Section 18 is hereby designated as Section 18.1, and the following heading is hereby inserted before such Section 18.1:

“18.1 Rule 16b-3 of the Exchange Act and Section 162(m) of the Code”

(c) The following new Section 18.2 is hereby added to the Plan:

“18.2 Section 409A of the Code

The Plan is intended to be administered, operated and construed in compliance with Section 409A of the Code and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Board of Directors and the Plan Administrator may amend the Plan in any manner, or take any other action, that either of them determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan to comply with Section 409A and any guidance issued thereunder. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Participants and other individuals having or claiming any right or interest under the Plan.”

      IN WITNESS WHEREOF, this amendment has been executed by the undersigned, thereunto duly authorized, effective as of December 2, 2005.

EL PASO CORPORATION

By:	/s/ Susan B. Ortenstone

Susan B. Ortenstone
Its Senior Vice President, Human Resources
ATTEST:

By:	/s/ David L. Siddall

David L. Siddall
Corporate Secretary